SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 8/31/2007
FILE NUMBER 811-2729
SERIES NO.: 16

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Institutional Class                                            $ 847,648
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Private Investment Class                                       $  49,488
       Personal Investment Class                                      $   3,211
       Cash Management Class                                          $ 155,032
       Reserve Class                                                  $   1,612
       Resource Class                                                 $  58,031
       Corporate Class                                                $  25,323

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Institutional Class                                            $  0.0525
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Private Investment Class                                       $  0.0495
       Personal Investment Class                                      $  0.0470
       Cash Management Class                                          $  0.0517
       Reserve Class                                                  $  0.0438
       Resource Class                                                 $  0.0505
       Corporate Class                                                $  0.0521

74U. 1 Number of shares outstanding (000's Omitted)
       Institutional Class                                           18,080,436
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Private Investment Class                                         885,767
       Personal Investment Class                                         81,407
       Cash Management Class                                          3,397,807
       Reserve Class                                                     39,248
       Resource Class                                                 1,128,508
       Corporate Class                                                  636,182